THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

TRANSPARENSEE SYSTEMS, INC.

CONVERTIBLE PROMISSORY NOTE

$175,000.00	June 8, 2007
New York, New York

FOR VALUE RECEIVED, Transparensee Systems, Inc., a Delaware corporation (the “Company”) promises to pay to DigitalFX International, Inc. (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of one hundred and seventy five thousand Dollars ($175,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 4.85% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) May 14, 2008 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof. This Note is one of the “Notes” issued in connection with the convertible note financing that occurred on or about May 14, 2007.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.  Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)   “Change of Control” shall mean a sale of all or substantially all of the Company's assets, or any merger or consolidation of the Company with or into another corporation; other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

(b)   The “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(c)  “Event of Default” has the meaning given in Section 6 hereof.

(d)  “GAAP” shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

(e)  “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(f)  “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(g)  “Majority in Interest” shall mean, more than 50% of the aggregate outstanding principal amount of the Notes issued by the Company in connection with the convertible note financing that occurred on or about May 14, 2007

(h)  “Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Company; (b) the ability of the Company to pay or perform the Obligations in accordance with the terms of this Note and to avoid an Event of Default, or an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default; or (c) the rights and remedies of Investor under this Note, or any related document, instrument or agreement.

(i)  “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(j)  “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(k)  “Securities Act” shall mean the Securities Act of 1933, as amended.

(l)  “Subsidiary” shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by the Company, (c) any other entity included in the financial statements of the Company on a consolidated basis.

2.  Interest. Accrued interest on this Note shall be payable at maturity.

3.  Prepayment. This Note may not be prepaid.

4.  Representations and Warranties of the Company. The Company represents and warrants to each Investor that:

(a)  Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized and validly existing under the laws of its state of incorporation and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b)  Authority. The execution, delivery and performance by the Company of this Note to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

5.  Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of the Note as follows:

(a)  Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement and the Note issued to such Investor is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)  Securities Law Compliance. Such Investor has been advised that the Note has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor is aware that the Company is under no obligation to effect any such registration with respect to the Note or to file for or comply with any exemption from registration. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Note to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

(c)  Access to Information. Such Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Note.

6.  Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)  Failure to Pay. The Company shall fail to pay when due any principal or interest payment on the due date hereunder;

(b)  Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(c)  Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

7.  Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 6(b) or 6(c) and at any time thereafter during the continuance of such Event of Default, Investor may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 6(b) and 6(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise any other right power or remedy granted to it hereunder or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

8.  Conversion.

(a)  Automatic Conversion.

(i) As soon as reasonable after the closing of this Note, management of the Company shall attempt to secure authorization for the creation of a new class of Series A Preferred Stock of the Company, par value $0.001 (the “New Class of Series A Preferred Stock”). The outstanding principal amount of and all accrued interest under this Note shall automatically convert upon the Maturity Date into that number of shares of the New Class of Series A Preferred Stock as is determined by dividing such principal amount and accrued interest by $2.075 per share (adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations); provided, however, that this Note shall only convert into shares of the New Class of Series A Preferred Stock if the Company is able to satisfy all requirements necessary to create the New Class of Series A Preferred Stock, including obtaining the necessary consents from the shareholders of the Company; provided further, that if all requirements necessary to create the New Class of Series A Preferred Stock have not been satisfied prior to the Maturity Date, or if the shareholders and board of the Company vote against the creation of the New Class of Seried A Preferred Stock, then all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable. Upon such conversion of this Note, the Investor hereby agrees to execute and deliver to the Company all transaction documents related to the conversion, including a purchase agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including a 180-day lock-up agreement in connection with an initial public offering). The Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) prior to conversion for cancellation; provided, however, that upon satisfaction of the conditions set forth in this Section 8(a)(ii), this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.

(b)  Optional Conversion.

(i)  To Common Stock. At any time prior to the Maturity Date, all or a portion of the outstanding principal amount and all accrued interest under this Note shall be convertible at the option of Investor into that number of shares of common stock of the Company, par value $0.001 (the “Common Stock”), as is determined by dividing such principal amount and accrued interest by $2.075 per share (adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations). Before Investor shall be entitled to convert this Note into shares of Common Stock under this Section 8(b)(i), the Investor shall execute and deliver to the Company a common stock purchase agreement reasonably acceptable to the Company containing customary representations and warranties and transfer restrictions (including a 180-day lock-up agreement in connection with an initial public offering). In addition, before Investor shall be entitled to convert this Note into shares of Common Stock under this Section 8(b)(i), it shall surrender this Note, duly endorsed, at the office of the Company and shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to this Section 8(b)(i), and shall state therein the amount of the unpaid principal amount of this Note to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to Investor a certificate or certificates for the number of shares of Common Stock to which Investor shall be entitled upon conversion (bearing such legends as are required by the common stock purchase agreement, and applicable state and federal securities laws in the opinion of counsel to the Company). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record Investor or Investors of such shares of Common Stock as of such date.

(ii)  To Series A Preferred Stock. If the Company is able to satisfy all requirements necessary to create the New Class of Series A Preferred Stock, including obtaining the necessary consents from the shareholders of the Company, then upon delivery of all documents necessary to effect such conversion to Investor, the outstanding principal amount of and all accrued interest under this Note shall convert into that number of shares of the New Class of Series A Preferred Stock, par value $0.001, as is determined by dividing such principal amount and accrued interest by $2.075 per share (adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations).

(c)  Conversion Upon Change in Control. In the event the Company consummates a Change in Control prior to the Maturity Date, then the outstanding principal amount of this Note, and all accrued interest under, shall automatically convert into shares of Common Stock of the Company immediately prior to the Change in Control. The number of shares of such Common Stock to be issued upon conversion shall be equal to the quotient obtained by dividing (a) the outstanding principal (and any unpaid accrued interest due on this Note) on the date of conversion, by (b) $2.075. Upon such conversion of this Note, the Investor hereby agrees to execute and deliver to the Company all transaction documents related to the Change in Control, with customary representations and warranties and transfer restrictions (including a lock-up agreement in connection with an initial public offering), if applicable, and having the same terms as those agreements entered into by the other purchasers of the Common Stock. The Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Change in Control for cancellation; provided, however, that upon satisfaction of the conditions set forth in this Section 8(c), this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.

(d)  Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid to the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 8(d), the Company shall be forever released from all its obligations and liabilities under this Note.

9.  Successors and Assigns. Subject to the restrictions on transfer described in Sections 11and 12 below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10.  Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holders of a Majority in Interest.

11.  Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 11 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. the Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

12.  Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the holders of a Majority in Interest.

13.  Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Note, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

14.  Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to any other notes outstanding. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors of all of the outstanding notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other outstanding notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

15.  Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

16.  Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

17.  Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

TRANSPARENSEE
a Delaware corporation

By:	/s/ Steven D. Lavine
Name: Steven D. Lavine
Title: Chief Executive Officer

DIGITALFX INTERNATIONAL, INC.
a Florida corporation

By:	/s/ Craig Ellins
Name: Craig Ellins
Title: Chairman, CEO & President